                                                                                                                                                       Exhibit 99.1
                                       CONTINUATION SHEET

1.        Name:        Warburg, Pincus Ventures, L.P.
       Address:        466 Lexington Avenue
                        New York, New York 10017
2.        Name:        Warburg Pincus LLC (Manager of WPV)
       Address:        466 Lexington Avenue
                       New York, New York 10017
3.        Name:        Warburg Pincus Partners LLC (General Partner of WPV)
       Address:        466 Lexington Avenue
                       New York, New York 10017
Designated Filer:  Warburg Pincus & Co. (Managing Member of WPP, General Partner of WPV)
Issuer & Ticker Symbol:               Knoll, Inc. (KNL)
Date of Event Requiring Statement:    February 17, 2006
Note (1): The stockholders are Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("WPV"),and Warburg Pincus & Co., a New York general partnership ("WP"). The sole general partner of WPV is Warburg Pincus Partners LLC, a New York limited liability company ("WPP"), whose managing member is WP. Warburg Pincus LLC, a New York limited liability company ("WP LLC" and together with WPV,
WPP and WP, the "Warburg Pincus Entities"), manages WPV.  Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing
Members of WP LLC and may be deemed to control the Warburg Pincus
Entities. Messrs.
Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus Entities.  By reason of the provisions of Rule
16a-1 of the Securities Exchange Act of 1934, as amended, the other
Warburg Pincus Entities may be deemed to be the beneficial owners of the shares of Common Stock, par value $0.01 per share, of the Company held by WPV and WP (the "Shares").  Each of the Warburg Pincus Entities
disclaims beneficial ownership of any of the Shares owned of record by any other Warburg Pincus Entity, except to the extent of any indirect pecuniary interest therein.  The address of each Warburg Pincus Entities is 466 Lexington Avenue, New York, NY 10017.
WARBURG PINCUS VENTURES L.P.
By:        Warburg Pincus Partners LLC,
        General Partner
By:        Warburg Pincus & Co.,
        Managing Member
By:    /s/ Scott A. Arenare                February 17, 2006
Name:        Scott A. Arenare                     Date
Title:        Partner
WARBURG PINCUS LLC
By:     /s/ Scott A. Arenare                February 17, 2006
Name:        Scott A. Arenare                     Date
Title:        Managing Director
WARBURG PINCUS PARTNERS LLC
By:        Warburg Pincus & Co.,
        Managing Member
By:      /s/ Scott A. Arenare                February 17, 2006
Name:        Scott A. Arenare                     Date
Title:        Partner